Exhibit 99.1

Conference Call:	Today, Thursday, May 13, 2004 at 4:30 P.M. E.D.T.
Webcast / Replay URL:	http://www.wave.com
Dial-in numbers:	212-346-6599 and 415-908-6203

Wave Systems Provides Corporate Update
and Reviews Q1 2004 Results

Lee, MA – May 13, 2004 – Wave Systems Corp. (NASDAQ: WAVX; www.wave.com) today reviewed recent corporate developments and reported results for its first quarter ended March 31, 2004.

For the first quarter ended March 31, 2004, Wave Systems reported net revenue principally related to software license contracts of $50,000, compared to revenue of $16,000 in the first quarter ended March 31, 2003.  Reflecting ongoing investments in sales, marketing and R&D, Wave reported a net loss to common stockholders of $3.4 million, or $0.05 per basic share, for the first quarter of 2004, compared to a net loss to common stock holders of $6.4 million, or $0.12 per basic share, in the first quarter ended March 31, 2003.  The weighted average number of basic shares outstanding in the first quarters of 2004 and 2003, was 67,338,000 and 52,096,000, respectively.

As of March 31, 2004, Wave had working capital of approximately $8.8 million with no long-term debt.

Steven Sprague, Wave’s president and CEO, said, “We believe the enterprise market continues to develop and expand for trusted computing solutions and Wave’s EMBASSY® Trust Suite software.  We are working with partners and resellers to promote our client and server products. During the past quarter our marketing efforts have significantly increased, and we expect to realize benefits from these investments through the rest of the year.

“Wave continues to focus on establishing a leadership position in the emerging trusted computing market for more secure personal computing.  Based on our ongoing sales and marketing efforts with current and potential partners and customers, we are confident that Wave will be able to report on additional deployment progress this year.”

Recent Wave Systems developments (for more details, please visit www.wave.com):

•                                Microsoft Security Summit April through June 2004: Wave’s EMBASSY Trust Suite software is being demonstrated at Microsoft Security Summit events across the U.S.  The events represent a significant opportunity for security specialists, network database administrators, developers and other IT professionals to learn how Wave can help companies and organizations prepare for future potential security threats while using the Microsoft infrastructure.  The list of remaining events, as well as registration information, is available at http://www.wave.com/news/press_archive/04/040406_summit_dates.html

•                                Microsoft Windows Hardware Engineering Conference: In early May, Wave demonstrated its tools and solutions that hardware developers may use to address the trusted computing market.  At this conference, attendees learned roadmaps and trends for innovation with Microsoft Windows platforms.

•                                Infosecurity Europe 2004: In April Wave demonstrated its EMBASSY Trust Suite software with Hewlett-Packard at this security trade show in London.

•                                TechScaler: In March Wave announced that TechScaler will resell Wave’s EMBASSY Trust Suite software to enterprises.

•                                IBM PartnerWorld 2004: In February Wave demonstrated its EMBASSY Trust Suite software at this business partner conference in Las Vegas.

•                                RSA Conference 2004: In February Wave showcased the newest enhancement to the EMBASSY Trust Suite portfolio – Key Transfer Manager – at its own booth and also with AMD, Atmel, HP and Intel within the Trusted Computing Group’s (TCG) community exhibition area.

•                                Intel Developer’s Forum: In February Wave demonstrated its EMBASSY Trust Suite software at this event in San Francisco.

•                                NTRU: In February Wave teamed with NTRU to announce a cross-platform software solution for trusted personal computers.  The TCG software stack from NTRU and Wave’s EMBASSY Trust Suite software are designed to work on Trusted Platform Modules (TPM) compatible with TCG hardware specification version 1.1b and next generation TPMs compliant with specification 1.2.

Recent Wavexpress Developments:

•                                In April, Wavexpress announced its TVTonic® broadband software is now compatible with Microsoft’s Windows XP Media Center Edition, the home entertainment version of Windows.

•                                NCTA 2004: In May Wavexpress participated at the National Show as part of the CableNET® educational exhibit, demonstrating a vertically integrated suite of products designed to offer cable operators optimum distribution of digital programming via the cable modem.

About Wave Systems

Consumers and businesses are demanding a computing environment that is more trusted, private, safe and secure.  Wave is a leader in delivering trusted computing applications and services with advanced products, infrastructure and solutions across multiple trusted platforms from a variety of vendors.  Wave holds a portfolio of significant fundamental patents in security and e-commerce applications and employs some of the world’s leading security systems architects and engineers. For more information about Wave, visit http://www.wave.com.

Safe Harbor for Forward-Looking Statements

Except for the statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include general economic and business conditions, the ability to fund operations, the ability to forge partnerships required for deployment, changes in consumer and corporate buying habits, chip development and production, the rapid pace of change in the technology industry and other factors over which Wave Systems Corp. has little or no control.  Wave Systems assumes no obligation to publicly update or revise any forward-looking statements.

All brands are the property of their respective owners.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities. No securities are being offered at this time.

Contact:
Gerard T. Feeney, CFO	David Collins, Richard Land

Wave Systems Corp.

Jaffoni & Collins

info@wavesys.com	wavx@jcir.com
413/243-1600	212/835-8500

Wave Systems Corp. and Subsidiaries

(a development stage company)

Consolidated Balance Sheets

(in thousands)

	March 31, 2004	December 31, 2003
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$5,207	$8,818
Cash collected on behalf of charities	—	212
Marketable securities	5,877	6,325
Prepaid expenses and other receivables	197	205
Total current assets	11,281	15,561

Property & equipment, net	2,242	2,287
Other assets	308	313
Total assets	13,831	18,160

Liabilities and Stockholders’ equity
Current Liabilities
Accounts payable and accrued expenses	2,403	2,837
Due to charities	—	243
Deferred revenue	68	74
Total current liabilities	2,471	3,154

Liability for warrants containing net cash settlement provisions	545	992
Total liabilities	3,016	4,146

Total stockholders’ equity	10,815	14,014
Total liabilities and stockholders’ equity	$13,831	$18,160

Wave Systems Corp. and Subsidiaries

(a development stage corporation)

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2004	2003

Revenues	$50	$16
Cost of Sales	27	4

Gross Margin	23	12

Operating Expenses:
Selling, general and administrative	3,305	3,844
Research and development	1,756	2,635
	5,061	6,479

Net interest income	7	24
Other income	—	50
Realized gain on sales of marketable securities	1,175	—
Unrealized gain on decrease in value of warrant liability	447	—
	1,629	74

Net loss	$(3,409)	$(6,394)

Net loss per share - basic	$(0.05)	$(0.12)

Weighted average of basic shares outstanding	67,338	52,096

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